EXHIBIT 32.1
CERTIFICATION OF PERIOD REPORT
In connection with the Annual Report on Form 10-K of Viper Energy, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Kaes Van’t Hof, Chief Executive Officer of Viper Energy, Inc., and Teresa L. Dick, Chief Financial Officer of Viper Energy, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:
(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 25, 2026	/s/ Kaes Van’t Hof
Kaes Van’t Hof
Chief Executive Officer
Viper Energy, Inc.

Date:	February 25, 2026	/s/ Teresa L. Dick
Teresa L. Dick
Chief Financial Officer
Viper Energy, Inc.